UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 11, 2003

Commission File Number:  0-21660

PAPA JOHN’S INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of	(I.R.S. Employer identification
incorporation or organization)	number)

2002 Papa Johns Boulevard Louisville, Kentucky 40299-2334
(Address of principal executive offices)

(502) 261-7272
(Registrant’s telephone number, including area code)

Item 5. Other Events

On December 11, 2003, Papa John’s International, Inc. announced the hiring of 30-year marketing and advertising veteran Gary L. Langstaff as its Chief Marketing Officer.  Reporting to Founder and CEO John Schnatter, Langstaff will oversee Papa John’s creative and brand marketing, field marketing and marketing strategic planning and analysis.

Exhibit Number	Description

99.1	Papa John’s International, Inc. press release dated December 11, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.

(Registrant)

Date: December 12, 2003	/s/ J. David Flanery
J. David Flanery
Senior Vice President of Finance and Principal Accounting Officer